     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 16, 2002

                                                 REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                              THE GILLETTE COMPANY
             (Exact name of registrant as specified in its charter)

                      DELAWARE                                               04-1366970
  (State or other jurisdiction of incorporation or             (I.R.S. Employer Identification Number)
                     organization)

                             ---------------------
                           PRUDENTIAL TOWER BUILDING
                          BOSTON, MASSACHUSETTS 02199
                                 (617) 421-7000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                             WILLIAM J. MOSTYN, III
                      DEPUTY GENERAL COUNSEL AND SECRETARY
                              THE GILLETTE COMPANY
                           PRUDENTIAL TOWER BUILDING
                          BOSTON, MASSACHUSETTS 02199
                                 (617) 421-7000
  (Name and address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

                 PETER M. GREEN, ESQ                                     MARY E. WEBER, ESQ.
                THE GILLETTE COMPANY                                        ROPES & GRAY
              PRUDENTIAL TOWER BUILDING                                ONE INTERNATIONAL PLACE
             BOSTON, MASSACHUSETTS 02199                             BOSTON, MASSACHUSETTS 02110
                   (617) 421-7000                                          (617) 951-7000

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                             ---------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [X]

                        CALCULATION OF REGISTRATION FEE

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                                                                                 PROPOSED MAXIMUM            AMOUNT OF
              TITLE OF EACH CLASS OF                       AMOUNT TO            AGGREGATE OFFERING          REGISTRATION
            SECURITIES TO BE REGISTERED                 BE REGISTERED(1)          PRICE(1)(2)(3)               FEE(2)
------------------------------------------------------------------------------------------------------------------------------
Debt Securities....................................      $1,500,000,000           $1,500,000,000              $138,000
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(1) The aggregate initial offering price of all debt securities issued from time to time pursuant to this Registration Statement will not exceed $1,500,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. The Gillette Company may issue a higher principal amount of debt securities if debt securities are issued at original issue discount, so long as the aggregate initial offering price of all debt securities does not exceed $1,500,000,000.
(2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3) Exclusive of accrued interest, if any.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED APRIL 16, 2002
PROSPECTUS

                                 $1,500,000,000

                                 [GILLETE LOGO]

                                DEBT SECURITIES

                             ---------------------

     We may offer and sell our unsecured debt securities from time to time in one or more series.

     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest.

     This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                              The Gillette Company
                           Prudential Tower Building
                          Boston, Massachusetts 02199
                                 (617) 421-7000

                             ---------------------

                 The date of this prospectus is April   , 2002

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ABOUT THIS PROSPECTUS.......................................    ii
NOTE REGARDING FORWARD-LOOKING STATEMENTS...................    ii
WHERE YOU CAN FIND MORE INFORMATION.........................   iii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............   iii
THE COMPANY.................................................     1
RATIO OF EARNINGS TO FIXED CHARGES..........................     2
USE OF PROCEEDS.............................................     3
DESCRIPTION OF DEBT SECURITIES..............................     3
  General...................................................     3
  Registration and Transfer.................................     5
  Payment and Place of Payment..............................     5
  Events of Default.........................................     5
  Modification and Waiver...................................     6
  Consolidation, Merger and Sale of Assets..................     6
  Regarding the Trustee.....................................     7
  Defeasance................................................     7
  Governing Law.............................................     7
GLOBAL SECURITIES...........................................     7
  Book-Entry Issuance.......................................     8
PLAN OF DISTRIBUTION........................................    10
VALIDITY OF SECURITIES......................................    11
EXPERTS.....................................................    11

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or "SEC", using a "shelf" registration process. Under this shelf process, we may from time to time sell the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $1,500,000,000.

     This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the terms of debt securities described in this prospectus and the accompanying prospectus supplement vary, you should rely on the information in the prospectus supplement.

     You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

     Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "Gillette," the "Company," "we," "us," "our" or similar references mean The Gillette Company.

                   NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference in this prospectus may contain "forward-looking statements" under the federal securities laws. Forward-looking statements may be identified by words such as "plans," "expects," "believes," "anticipates," "estimates," "projects," "will" and other words of similar meaning used in conjunction with, among other things, discussions of future operations, acquisitions and divestitures, financial performance, our strategy for growth, product development and new product launches, market position and expenditures.

     Forward-looking statements are based on our current expectations of future events, but actual results could vary materially from our expectations and projections. Investors are cautioned not to place undue reliance on any forward-looking statements. We assume no obligation to update any forward-looking statements. We caution that historical results should not be relied upon as indications of future performance.

     Factors that could cause actual results to differ materially from those expressed in any forward-looking statements include, but are not limited to:

     - the pattern of our sales, including variations in sales volume within periods;

     - consumer demands and preferences including the acceptance by our customers and consumers of new products and line extensions;

     - the mix of products sold;

     - our ability to control our internal costs and the cost of raw materials;

     - competitive factors including the prices, promotional incentives and trade terms of our products and our response and the response of our customers and competitors to changes in these items;

     - technological advances by us and our competitors;

     - new patents granted to us and our competitors;

     - changes in exchange rates in one or more of our geographic markets;

     - changes in accounting policies;

     - acquisition and divestiture activities; or

     - the impact of general economic conditions in the United States and in other countries in which we currently do business.

Please refer to the Cautionary Statements contained in our filings with the SEC incorporated by reference in this prospectus for a more detailed explanation of the inherent limitations of our forward-looking statements.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the offer and sale of the debt securities described in this prospectus. The registration statement, including its exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus some information included in the registration statement.

     In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room        Northeast Regional Office           Midwest Regional Office
450 Fifth Street, N.W.       233 Broadway                        Northwest Atrium Center
Room 1024                    16th Floor                          500 West Madison Street
Washington, D.C. 20549       Woolworth Building                  Suite 1400
                             New York, New York 10279-1803       Chicago, Illinois 60661-2511

     You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. Please call 1-800 SEC-0330 for further information on the operations of the public reference facilities and copying charges. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and are available on our website at http://www.gillette.com. Our website is not part of this prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference in this prospectus our Annual Report on Form 10-K for the year ended December 31, 2001.

     We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all of the debt securities or the offering is otherwise terminated. The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.

     You can obtain any of the documents incorporated by reference in this prospectus from us, or from the SEC through the SEC's website at the address described above. Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the documents that have been incorporated by reference in this prospectus other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in any such documents). Requests for such copies should be directed to The Gillette Company, Prudential Tower Building, Boston, Massachusetts 02199, Attention: Investor Relations, or by telephone to Investor Relations at (617) 421-7000.

     We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, the information and representations contained in this prospectus or in any of the materials that we have incorporated by reference into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

                                  THE COMPANY

OUR BUSINESS

     The Gillette Company manufactures and sells a wide variety of consumer products throughout the world. We have five principal business segments.

  BLADES AND RAZORS

     We are the world leader in blades and razors.

     We sell our male shaving systems under the Mach3Turbo, Mach3, SensorExcel, Sensor, Atra, and Trac II brands and our male disposable razors under the Custom Plus and Good News brands.

     We sell our female shaving systems under the Gillette for Women Venus, Sensor Excel for Women and Sensor for Women brands and our female disposable razors under the Agility brand.

  PERSONAL CARE

     We sell shave preparations, after-shave products and deodorants and antiperspirants under the Gillette Series, Satin Care, Right Guard, Soft & Dri and Dry Idea brands.

  DURACELL

     We are the world leader in alkaline batteries for consumers. Our products include the Duracell Ultra and CopperTop alkaline batteries and Duracell primary lithium, zinc air and rechargeable nickel-metal hydride batteries.

  ORAL CARE

     We are the world leader in manual and power toothbrushes. We offer manual toothbrushes under the Oral-B brand and power toothbrushes under the Braun and Oral-B brands.

  BRAUN

     We sell electric shavers under the Braun brand and hair epilators under the Silk Epil brand. These products include the number one foil electric shaver for men and the number one hair epilator for women. We also sell small household appliances under the Braun brand.

THE COMPANY

     Founded in 1901, we are a Delaware corporation with our registered office in Wilmington, Delaware. As of December 31, 2001, we had manufacturing operations at 34 facilities in 15 countries and distributed our products through wholesalers, retailers and agents in over 200 countries and territories. Our common stock is listed on the Boston, Chicago, New York and Pacific stock exchanges in the United States under the symbol "G" and on the Berlin, Dusseldorf and Frankfurt stock exchanges.

     Our principal executive offices are located at Prudential Tower Building, Boston, Massachusetts 02199. Our telephone number at that address is (617) 421-7000. For additional information about our business, please see our Form 10-K for the fiscal year ended December 31, 2001 and our other filings with the SEC which are incorporated by reference into this prospectus. The capitalized terms used above are our registered trademarks or trade names, or those of our licensors.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The table below sets forth the ratio of earnings to fixed charges of The Gillette Company and our consolidated subsidiaries for each of the periods indicated.

   FISCAL YEAR ENDED DECEMBER 31
-----------------------------------
2001   2000   1999    1998    1997
----   ----   -----   -----   -----
8.2x   5.7x   12.3x   13.7x   20.8x

     For purposes of calculating these ratios, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt premium, the interest component of rentals and preferred stock dividend requirements.

                                USE OF PROCEEDS

     Unless the prospectus supplement indicates otherwise, we anticipate that the net proceeds to be received from the sale of the debt securities will be used to repay indebtedness and for other general corporate purposes, which may include repurchase of our shares, working capital, capital expenditures, acquisitions and other business opportunities.

                         DESCRIPTION OF DEBT SECURITIES

     We will issue the debt securities under an indenture dated as of April 11, 2002, between us and Bank One, N.A., as trustee. We filed a copy of the indenture with the SEC as an exhibit to the registration statement that contains this prospectus.

     The following summary of provisions of the indenture is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture. The following summary describes the general terms of the debt securities. The prospectus supplement will include the particular terms of debt securities being offered which differ from or add to these general terms.

     The debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness.

     In this section, the words "we," "us," "our" or "the Company" do not include any current or future subsidiary of The Gillette Company.

GENERAL

     We may issue the debt securities from time to time in one or more series. The indenture does not limit the aggregate principal amount of debt securities or of any series of debt securities that we may issue under it. Neither the indenture nor the debt securities will limit or otherwise restrict the amount of other indebtedness, including secured indebtedness, which we may incur or other securities which we may issue.

     The applicable prospectus supplement will include the particular terms of an issue of debt securities, including:

     - the title and series designation;

     - the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial public offering price of the debt securities of that series;

     - any rate or rates (or method for establishing the rate or rates) at which the debt securities shall bear interest;

     - the date from which any interest shall accrue;

     - any interest payment dates;

     - the stated maturity date or dates on which principal is payable;

     - whether the debt securities are to be issued in global form;

     - any sinking fund requirements;

     - any provisions for redemption, and the redemption price or prices;

     - the denominations in which the debt securities shall be issuable;

     - whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

     - the place or places where payments on the debt securities shall be made and the debt securities may be presented for registration of transfer or exchange;

     - whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

     - if other than the full principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

     - any index used to determine the amount of payment of principal of, and premium, if any, and interest on the debt securities;

     - the person to whom any interest on the debt securities of the series shall be payable if other than the registered holder;

     - if the principal amount payable at maturity of any debt securities is not determinable as of any one or more dates prior to such maturity, the manner in which that amount that shall be deemed to be the principal amount of the debt securities on or prior to the maturity date shall be determined;

     - any additional or different defaults or events of default that apply to debt securities of the series and any change in the right of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

     - any additional or different covenants that apply to debt securities of the series; and

     - any other terms of the debt securities.

     Please see the accompanying prospectus supplement for the terms of the specific debt securities we are offering.

     We will have the right to redeem the debt securities only upon written notice mailed between 30 and 60 days prior to the redemption date.

     If we plan to redeem the debt securities, then before the redemption occurs we are not required to:

     - issue, register the transfer of, or exchange any debt security of that series during the period beginning 15 days before we mail the notice of redemption and ending on the day we mail the notice; or

     - after we mail the notice of redemption, register the transfer of or exchange any debt security selected for redemption, except, if we are only redeeming a part of a debt security, we are required to register the transfer of or exchange the unredeemed portion of the debt security if the holder so requests.

     We may issue debt securities as "original issue discount securities," which bear either no interest or interest at a rate which at the time of issuance is below market rates. Such securities will be sold at a substantial discount below their principal amount. In the event that the maturity of an original issue discount security is accelerated, the amount payable to the holder upon acceleration will be determined in accordance with the terms of that security and the indenture, but will be an amount less than the amount payable at the stated maturity of the principal of the security. The prospectus supplement will describe special federal income tax and other considerations relating to original issue discount securities.

     The indenture provides that, without the consent of any holders, we and the trustee may enter into one or more supplemental indentures for certain purposes, including:

     - to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indentures; and

     - to add any additional defaults of events of defaults.

     In the event any sinking fund is established for the retirement of debt securities of any series, we may satisfy all or any part of the sinking fund payments with debt securities of such series under some circumstances and to the extent provided for by the terms of such debt securities.

     The covenants contained in the indenture and the debt securities will not protect holders in the event of a sudden decline in our creditworthiness that might result from a recapitalization, restructuring, or other highly leveraged transaction or otherwise.

REGISTRATION AND TRANSFER

     Unless otherwise indicated in the prospectus supplement, we will issue each series of debt securities in registered form only, without coupons and in denominations of $1,000 or integral multiples thereof. Holders may present debt securities in registered form for registration of transfer or exchange for other debt securities of the same series at the corporate trust office of the trustee.

     No service charge will be made for any registration of transfer or exchange of the debt securities except to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange.

PAYMENT AND PLACE OF PAYMENT

     We will pay principal of, and premium, if any, and interest on the debt securities at the corporate trust office of the trustee. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses or by wire transfer or other method acceptable to such holders.

EVENTS OF DEFAULT

     The following are "events of default" under the indenture with respect to any series of debt securities:

     - default in the payment of any principal or premium when due;

     - default in the payment of any interest when due, which continues for 30 days;

     - default in the deposit of any sinking fund payment when due, which continues for 30 days;

     - default in the performance of any other obligation contained in the indenture for the benefit of debt securities of that series, which continues for 90 days after written notice by the trustee or by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

     - specified events of bankruptcy, insolvency or reorganization; and

     - any other event of default provided with respect to debt securities of that series.

     If an event of default under the indenture occurs and continues for any series of debt securities, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount, or any lesser amount provided for in the debt securities of that series, to be due and payable immediately. After the trustee or the holders have accelerated a series of debt securities, but before the trustee has obtained a judgment or decree for payment of money due, the holders of at least a majority in aggregate principal amount of outstanding debt securities of that series may, under specified circumstances, rescind and annul the acceleration.

     The holders of at least a majority in principal amount of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:

     - in the payment of the principal of, and premium, if any, and interest on any debt securities of that series; or

     - in an obligation contained in, or a provision of, the indenture which cannot be modified under the terms of the indenture without the consent of each holder of outstanding debt securities of the affected series.

     The holders of at least a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that this direction is not in conflict with any rule of law or the indenture. Before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with the direction.

     A holder of any debt security of any series will have the right to institute a proceeding with respect to the indenture or for any remedy thereunder, if:

     - that holder previously gave written notice to the trustee of a continuing event of default with respect to debt securities of that series;

     - the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series also shall have made written request to the trustee to institute the proceeding as trustee and offered the trustee indemnity satisfactory to the trustee;

     - the trustee shall have failed to institute the proceeding within 60 days; and

     - the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request during that 60-day period.

     However, any holder of a debt security has the absolute, unconditional right to institute suit for any defaulted payment after the due date for payment under that debt security.

     We are required to furnish to the trustee annually a statement as to the performance of our obligations under the indenture and as to any default in such performance.

MODIFICATION AND WAIVER

     The indenture may be modified and amended by us and the trustee through a supplemental indenture, with the consent of holders of at least a majority in principal amount of each series of debt securities affected. However, without the consent of each holder of any debt security affected, we may not amend or modify any indenture to:

     - change the stated maturity date of the principal, or any installment of principal of or interest on, any debt security;

     - reduce the principal amount of or the rate of interest on any debt security or any premium payable upon the redemption of any debt security;

     - reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

     - change the place or currency of payment of principal of, or any premium or interest on, any debt security;

     - impair the right to institute suit for the enforcement of any payment with respect to any debt security;

     - reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

     - reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default.

     Under limited circumstances and only upon the fulfillment of conditions, we and the trustee may make modifications and amendments to the indenture without the consent of any holders of the debt securities.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may consolidate or merge with or into any other corporation or other organization, and we may convey, transfer or lease all or substantially all of our assets to any individual or organization, provided that:

     - the successor or transferee, if other than us, is a corporation or other organization organized and existing under the laws of the United States of America, any U.S. state or the District of Columbia or is a corporation or other organization organized under the laws of a foreign jurisdiction and the successor or transferee consents to the jurisdiction of the courts of the United States or any state thereof;

     - the successor or transferee expressly assumes our obligations under the indenture; and

     - neither we nor any successor corporation or other organization is, immediately after any consolidation or merger, in default under the indenture.

REGARDING THE TRUSTEE

     Bank One, N.A. is the trustee under the indenture. We maintain banking relationships with the trustee and affiliates of the trustee in the ordinary course of business.

DEFEASANCE

     Unless otherwise provided in the prospectus supplement for such series of debt securities, we may cause ourself (subject to the terms of the indenture) to be discharged from any and all obligations with respect to any debt securities or series of debt securities (except for certain obligations to register the transfer or exchange of such debt securities, to replace such debt securities if stolen, lost or mutilated, to maintain paying agencies and to hold money for payment in trust) on or after the date the conditions set forth in the indenture are satisfied. Such conditions include the deposit with the trustee, in trust for such purpose, of money and/or U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, and premium, if any, and interest on such debt securities on the stated maturity date of such payments or upon redemption, as the case may be, in accordance with the terms of the indenture and such debt securities.

     Under current U.S. Federal income tax law, the defeasance of the debt securities would be treated as a taxable exchange of the relevant debt securities in which holders of debt securities would recognize gain or loss. In addition, thereafter, the amount, timing and character of amounts that holders would be required to include in income might be different from that which would be includable in the absence of such defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than the U.S. Federal income tax law.

GOVERNING LAW

     The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

                               GLOBAL SECURITIES

     We may issue the debt securities in whole or in part in the form of one or more fully registered global securities, each a "global security" that will be deposited with, or on behalf of, a depositary. Unless otherwise indicated in the prospectus supplement, the depositary will be The Depositary Trust Company, or "DTC", and the debt securities will be registered in the name of Cede & Co. or another nominee of DTC.

     The specific terms of the depositary arrangement with respect to any debt securities will be described in the prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

     So long as the depositary or its nominee is the holder of a global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security representing debt securities:

     - will not be entitled to have the debt securities registered in their names;

     - will not receive or be entitled to receive physical delivery of the debt securities in certificated form; and

     - will not be considered the owners or holders of the debt securities under the indenture.

     Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if that person is not a participant in the depositary, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture. We understand that, under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary will authorize the participants holding the relevant beneficial interest to give or take that action, and the participants will authorize beneficial owners owning through them to give or take (or direct the participants to give or take) that action.

     Payments of principal of, and premium, if any, and interest on debt securities represented by a global security will be made to the depositary or its nominee as the registered holder of the global security representing the debt securities. Neither we, the trustee for the debt securities, any paying agent for the debt securities nor the securities registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for the debt securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Global debt securities may be exchanged for certificated debt securities only if:

     - the depositary has notified us that it is unwilling or unable to continue as depositary for the global debt security or has ceased to be a clearing agency registered under the Securities Exchange Act at a time when such depositary is requested to be so registered in order to act as depositary;

     - there shall have occurred and be continuing an event of default with respect to the debt securities represented by the global debt security; or

     - we decide, in our sole discretion, that the global debt security shall be exchangeable.

     Unless and until it is exchanged in whole or in part for debt securities in certificated form for any of the reasons above, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any such nominee to a successor of the depositary or a nominee of such successor.

BOOK-ENTRY ISSUANCE

     DTC has advised us that:

     - DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act.

     - DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. This eliminates the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its participants are on file with the SEC.

     - Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security (a "beneficial owner") is in turn recorded on the direct and indirect participants' records. DTC will maintain accounts showing the debt security holdings of its participants, and these participants will in turn maintain accounts showing the debt security holdings of their customers. Some of these customers may themselves be securities intermediaries holding debt securities for their customers. Thus, each beneficial owner of a book-entry debt security will hold that debt security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

     - Beneficial owners will not receive written confirmation from DTC of their purchases. Instead, beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased the debt securities. Transfers of ownership interests in the debt securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except in limited cases such as if use of the book-entry system for the debt securities is discontinued.

     - DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participants to whose accounts those debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     - Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, and the voting rights of direct participants, indirect participants and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     - Redemption notices will be sent to Cede & Co. (or other DTC nominee) as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

     - Although voting with respect to the debt securities is limited to the holders of record of the debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. (or other DTC nominee) will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC will mail an omnibus proxy to the trustee as soon as possible after the record date. An omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date, who are identified in a listing attached to the omnibus proxy.

     - Redemption proceeds and distribution payments on the debt securities will be made by us or the trustee to Cede & Co. (or other DTC nominee) as registered holder of the debt securities. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on that payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of participants and not of DTC, the trustee or us, subject to any applicable statutory or regulatory requirements. Payment of redemption proceeds and distributions to DTC is the responsibility of us or the trustee, and disbursements of those payments to the beneficial owners is the responsibility of direct and indirect participants.

     - DTC may discontinue providing its services as securities depositary with respect to any of the debt securities at any time by giving reasonable notice to the trustee and us. Under these circumstances, in the event that a successor securities depositary is not obtained, definitive certificates representing such debt securities are required to be printed and delivered. Additionally, we, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). In that event, definitive certificates for such debt securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we assume no responsibility for the accuracy thereof. Neither we nor the trustee has any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                              PLAN OF DISTRIBUTION

     We may sell securities:

     - to the public through one or more underwriters or dealers;

     - through one or more agents; or

     - directly to purchasers.

     The distribution of the securities may be effected from time to time in one or more transactions:

     - at a fixed price or prices, which may be changed from time to time;

     - at market prices prevailing at the time of sale;

     - at prices related to those prevailing market prices; or

     - at negotiated prices.

     Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

     The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

     - the name or names of any underwriters, dealers or agents;

     - the public offering or purchase price;

     - any discounts and commissions to be allowed or paid to the underwriters or agents;

     - all other items constituting underwriting compensation;

     - any discounts and commissions to be allowed or paid to dealers; and

     - any exchanges on which the securities will be listed.

     We may agree to enter into an agreement to indemnify the agents, dealers and underwriters against specified civil liabilities, including liabilities under the Securities Act, or to contribute to payments the agents, dealers or underwriters may be required to make.

     Underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our affiliates in the ordinary course of business.

     The debt securities will be new issues of securities and will have no established trading market. Unless otherwise indicated in the prospectus supplement relating to a specific issuance of debt securities, the debt securities will not be listed on a national securities exchange or the Nasdaq National Market. We can give no assurance as to the liquidity of or the existence of trading markets for the debt securities.

                             VALIDITY OF SECURITIES

     The validity of the debt securities will be passed upon for us by Carol S. Fischman, Esq., Deputy General Counsel of The Gillette Company.

                                    EXPERTS

     The consolidated financial statements of The Gillette Company as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered. Except for the SEC registration fee, all amounts are estimates.

Registration fee under the Securities Act of 1933...........  $  138,000
Fees of rating agencies.....................................     400,000
Trustees' fee and expenses..................................      20,000
Printing and engraving......................................     100,000
Accounting fees and expenses................................     100,000
Legal fees and expenses.....................................     400,000
Blue sky fees and expenses..................................      15,000
Miscellaneous...............................................     100,000
                                                              ----------
     Total..................................................  $1,273,000
                                                              ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (4) for any transaction from which the director derived an improper personal benefit.

     The registrant's bylaws provide that the registrant shall indemnify any current or former director, officer or employee of the registrant, or any person currently or formerly serving as a director, officer, employee or agent of another company at the request of the registrant, in connection with proceedings in which such person becomes involved by reason of such position with the registrant or such other company to the fullest extent permitted by Delaware law. The registrant's Certificate of Incorporation, as amended, provides that a director of the registrant shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except as is not permitted under the DGCL.

     The registrant has obtained insurance policies that insure its directors and officers against certain liabilities.

     For the undertaking with respect to indemnification, see Item 17 herein.

ITEM 16.  EXHIBITS.

EXHIBIT NO.                           DESCRIPTION
-----------   ------------------------------------------------------------
    4         Indenture dated as of April 11, 2002 between The Gillette
              Company and Bank One, N.A., as trustee.
    5         Opinion of Carol S. Fischman, Esq., Deputy General Counsel
              of The Gillette Company.
   12         Computation of Ratio of Earnings to Fixed Charges.
   23.1       Consent of KPMG LLP.
   23.2       Consent of Carol S. Fischman, Esq., Deputy General Counsel
              of The Gillette Company. (included in the opinion filed
              herewith as Exhibit 5).
   24         Power of Attorney.
   25         Statement of Eligibility and Qualification of Trustee on
              Form T-1.

ITEM 17.  UNDERTAKINGS

A. SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein; and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

C. OTHER UNDERTAKINGS

     The undersigned registrant hereby also undertakes:

        (1) To file, during any period in which offers or sale are being made, a post-effective amendment to this registration statement:

           i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           ii. To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           iii. To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

           provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on April 16, 2002.

                                          THE GILLETTE COMPANY

                                          By: /s/ CHARLES W. CRAMB
                                            ------------------------------------
                                            Name: Charles W. Cramb
                                            Title: Senior Vice President and
                                                Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

                        *                            Chairman of the Board of Directors,   April 16, 2002
 ------------------------------------------------        Chief Executive Officer and
                  James M. Kilts                                  Director


                        *                            President, Chief Operating Officer    April 16, 2002
 ------------------------------------------------               and Director
                Edward F. DeGraan


               /s/ CHARLES W. CRAMB                       Senior Vice President and        April 16, 2002
 ------------------------------------------------          Chief Financial Officer
                 Charles W. Cramb


                        *                              Vice President, Controller and      April 16, 2002
 ------------------------------------------------       Principal Accounting Officer
                 Claudio E. Ruben


                        *                                         Director                 April 16, 2002
 ------------------------------------------------
                Warren E. Buffett


                        *                                         Director                 April 16, 2002
 ------------------------------------------------
                 Wilbur H. Gantz


                        *                                         Director                 April 16, 2002
 ------------------------------------------------
                Michael B. Gifford


                        *                                         Director                 April 16, 2002
 ------------------------------------------------
                Carol R. Goldberg


                        *                                         Director                 April 16, 2002
 ------------------------------------------------
               Dennis F. Hightower


                        *                                         Director                 April 16, 2002
 ------------------------------------------------
                Herbert H. Jacobi

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----


                        *                                         Director                 April 16, 2002
 ------------------------------------------------
                 Henry R. Kravis


                        *                                         Director                 April 16, 2002
 ------------------------------------------------
                 Jorge P. Lemann


                        *                                         Director                 April 16, 2002
 ------------------------------------------------
               Richard R. Pivirotto


                        *                                         Director                 April 16, 2002
 ------------------------------------------------
               Marjorie M. T. Yang


 *By               /s/ CHARLES W. CRAMB
        -----------------------------------------
                     Charles W. Cramb
                    (Attorney in Fact)

                                 EXHIBIT INDEX

EXHIBIT NO.                           DESCRIPTION
-----------   ------------------------------------------------------------
    4         Indenture dated as of April 11, 2002 between The Gillette
              Company and Bank One, N.A., as trustee.
    5         Opinion of Carol S. Fischman, Esq., Deputy General Counsel
              of The Gillette Company.
   12         Computation of Ratio of Earnings to Fixed Charges.
   23.1       Consent of KPMG LLP.
   23.2       Consent of Carol S. Fischman, Esq., Deputy General Counsel
              of The Gillette Company. (included in the opinion filed
              herewith as Exhibit 5).
   24         Power of Attorney.
   25         Statement of Eligibility and Qualification of Trustee on
              Form T-1.